FOMO CORP

January 31, 2022

Extension of Securities Purchase Agreement

This is to extend the closing date of the Securities Purchase Agreement (SPA) between SMARTSolution Technology, Inc. and SMARTSolution Technology LP (together "SST") and FOMO CORP, dated on December 13, 2021, from "on or before December 31, 2021" to "on or before February 28, 2022". All other provisions of the SPA dated December 13, 2021 for all parties shall remain in effect as stated in the SPA.

Mitchell Schwartz
President and CEO of SST

Vik Grover
CEO of FOMO CORP